SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement [ ]Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party

4)   Date Filed:

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                               75 Hammond Street

                         Worcester, Massachusetts 01610

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 25, 2001


     PLEASE TAKE NOTICE that the 2001 annual meeting of the shareholders of Providence and Worcester Railroad Company (the "Company") will be held at Worcester's Centrum Centre, 50 Foster Street, Worcester, Massachusetts, on Wednesday, April 25, 2001 at 10:00 o'clock A.M., local time, for the following purposes:

     (1) To elect three directors (by the holders of Common Stock only) and six directors (by the holders of Preferred Stock only) to serve for terms of one year and until their successors are elected and qualified;

     (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the accounts of the Company for 2001 (by the holders of Common Stock and Preferred Stock, voting as separate classes);

     (3) To act upon a shareholder proposal to seek an immediate sale of the Company (by the holders of Common Stock and Preferred Stock, voting as separate classes); and

     (4) To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof (by the holders of Common Stock and Preferred Stock, voting as separate classes).

     Holders of record of the Common Stock or Preferred Stock on the books of the Company as of the close of business on March 2, 2001 will be entitled to vote.

                                      By Order of the Board of Directors

                                      MARY A. TANONA
                                      Secretary and General Counsel
                                      PROVIDENCE AND WORCESTER RAILROAD COMPANY


Worcester, Massachusetts
March 23, 2001

     If you are the holder of record of only one class of the Company's capital stock, only one proxy card is enclosed. If you are the holder of record of both Common Stock and Preferred Stock, two proxy cards are enclosed. Kindly fill in, date and sign the enclosed proxy card(s) and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, the proxy or proxies will not be used without your consent.

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                 April 25, 2001


                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy or proxies are solicited by the Board of Directors of Providence and Worcester Railroad Company (herein called the "Company") in connection with the annual meeting of the shareholders to be held April 25, 2001; the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary prior to the meeting or may be transmitted orally to the Secretary at the meeting. Every properly signed proxy will be voted in accordance with the specifications made thereon.

     The Company's Annual Report for 2000, including financial statements, this proxy statement and the accompanying proxy or proxies are expected to be first sent to shareholders on or about March 23, 2001. Neither the Annual Report nor the financial statements therein are incorporated in this Proxy Statement and do not form any part of the material for the solicitation of proxies.


                                VOTING AT MEETING

     Only shareholders of record at the close of business on March 2, 2001 will be entitled to vote at the meeting. Under the Company's charter, the holders of the Company's Common Stock, voting separately as a class, are entitled to one vote for each share held in the election of one-third (1/3) of the Board of Directors of the Company proposed to be elected at the meeting. The holders of the Company's Preferred Stock, voting separately as a class, are entitled to one vote for each share held in the election of the balance of the Board of Directors proposed to be elected at the meeting. The holders of the Company's Common Stock and the holders of the Company's Preferred Stock are entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

     Common Stock directors will be elected in each case by vote of the holders of a majority of the Common Stock present or represented at the meeting, and the Preferred Stock directors will be similarly elected by vote of the holders of a majority of the Preferred Stock.

     Shares represented by proxies which are marked "withhold authority" with respect to the election of any particular nominee for director, "abstain" with respect to any other matter, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and, accordingly, any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

     Brokers who hold shares in street name may lack authority to vote such shares on certain items, absent specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters.

     On the record date, there were 4,352,099 shares of the Company's Common Stock and 645 shares of the Company's Preferred Stock outstanding and entitled to vote at the meeting.



                              ELECTION OF DIRECTORS

     At the annual meeting, three Common Stock directors and six Preferred Stock directors are to be elected, and each will hold office until the next annual meeting and until his/her successor is elected and qualified. The proxies named in the accompanying proxy or proxies, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

                     Principal Occupation                               Director
Name and Age         During Past Five Years                             Since(a)
------------         ----------------------                             --------

                     Common Stock Director Nominees:
                     -------------------------------

Richard W. Anderson Senior Vice President of Massachusetts Capital          1998
   (53)               Resource Company
Robert H. Eder (68) Chairman of the Company                                 1965
Merrill W. Sherman  President and Chief Executive Officer of Bancorp        1999
   (52)               Rhode Island, Inc. and President, Director and Chief
                      Executive Officer of Bank Rhode Island (prior to
                      August 1995, partner, Brown, Rudnick, Freed &
                      Gesmer)

                    Preferred Stock Director Nominees:
                    ----------------------------------

Frank W. Barrett    Executive Vice President of First Massachusetts Bank,   1995
     (61)             N.A. (prior to June 2000, Executive Vice President
                      and Chief Lending Officer of Family Bank and prior
                      to January 1999, Executive Vice President of
                      Springfield Institution for Savings)
John H. Cronin (67) Retired; until September 1995, President of Ideal       1986
                      Products, Inc. (restaurant supplies)
J. Joseph Garrahy   President of J. Joseph Garrahy & Associates, Inc.       1992
    (70)              (business consultants)
Orville R. Harrold  President of the Company                                1978
   (68)
John J. Healy (65)  President of Worcester Affiliated Mfg. L.L.C.           1991
                     (Mfg. Consultant) and President of Manufacturing
                      Assistance Center  (prior to January 1997,
                      President and Chief Executive Officer of HMA
                      Behavioral Health, Inc.)
Charles M.          President of Bertha M. McCollam, Inc. (insurance)       1996
  McCollam, Jr.(68)   and President of McCollam Associates (consultant)

 (a) Dates of directorships include directorships of the Company's predecessors.

Brief Biographies
-----------------

     Richard W. Anderson, Director. Mr. Anderson has been a Director of the Company since 1998. He is Senior Vice President of Massachusetts Capital Resource Company ("MCRC"), a private investment firm funded by major Massachusetts based life insurance companies providing high risk growth capital to Massachusetts businesses. He began working at MCRC in 1981. Mr. Anderson is also a director of Matec Corporation, a company specializing in frequency control devices.

     Frank W. Barrett, Director. Mr. Barrett has been a Director of the Company since 1995. From 1993 to 1998 he was Executive Vice President at Springfield Institution for Savings ("SIS"). Effective January 1, 1999 he became Executive Vice President and Chief Lending Officer of Family Bank. Family Bank is a Massachusetts subsidiary of Peoples Heritage Financial Group and the acquirer of SIS. Family Bank became First Massachusetts Bank, N.A. upon the acquisition of Bank North Group by Peoples Heritage Financial Group (which then changed its name to BankNorth Group). Effective June 2000, he became Executive Vice President of First Massachusetts Bank, N.A. Mr. Barrett is also a director of Dairy Mart Convenience Store, Inc.

     John H. Cronin, Director. Mr. Cronin has been a Director of the Company since 1986. From 1971 until his retirement in 1995, Mr. Cronin was owner and President of Ideal Products, Inc., a wholesale restaurant supply company.

     Robert H. Eder, Chairman of the Board and Chief Executive Officer. Mr. Eder became President of the Company in 1966 and led the Company through its efforts to become an independent operating company. He has been Chairman of the Board since 1980. He is a graduate of Harvard College and Harvard Law School. He (with his wife) is also majority owner and Chairman of Capital Properties, Inc., a real estate holding company of which he is also a Director. Mr. Eder is admitted to practice law in Rhode Island and New York.

     J. Joseph Garrahy, Director. Mr. Garrahy has been a Director of the Company since 1992. He is a former four term Governor of Rhode Island and, since 1990, has been an independent business consultant in the State of Rhode Island. Mr. Garrahy is also a director of Grove Real Estate Investment Trust.

     Orville R. Harrold, President, Chief Operating Officer and Director. Mr. Harrold has been with the Company since the commencement of independent operations in February 1973. Over the past 28 years, he has held the positions of Chief Engineer and General Manager, becoming President in 1980. Mr. Harrold has a bachelors degree in mechanical engineering from the Pratt Institute, Brooklyn, New York and has been employed in the railroad industry in various capacities since 1960.

     John J. Healy, Director. Mr. Healy has been a Director of the Company since 1991. He has been President of Worcester Affiliated Mfg. L.L.C., an independent business consulting firm involved in efforts to revitalize manufacturing in Massachusetts, since January 1997. Mr. Healy is also President of the Manufacturing Assistance Center. Prior thereto, Mr. Healy was President and Chief Executive Officer of HMA Behavioral Health, Inc., a behavioral health care management service provider.

     Charles M. McCollam, Jr., Director. Mr. McCollam has been a Director of the Company since 1996. He owns and operates a number of insurance businesses in the State of Connecticut, as well as McCollam Associates, a consulting firm. He was the Chief of Staff to a former governor of Connecticut.

     Merrill W. Sherman, Director. Ms. Sherman has been a Director of the Company since 1999. She is President and Chief Executive Officer of Bancorp Rhode Island, Inc. and has been President, Director and Chief Executive Officer of its primary subsidiary, Bank Rhode Island, a community bank in the greater Providence metropolitan area, since its formation in March 1996. Prior thereto, from September 1993 to August 1995, Ms. Sherman was a partner in the corporate and real estate departments of the law firm Brown, Rudnick, Freed & Gesmer where she headed the firm's banking consulting group affiliate. She retired from her position in August 1995 to devote full-time efforts to the creation of Bank Rhode Island.

Committees of the Board of Directors

     The Board of Directors has an Executive Committee, a Stock Option & Compensation Committee and an Audit Committee. The Board of Directors does not have a nominating committee. In accordance with the By-laws of the Company, the Executive Committee, currently comprised of Robert H. Eder, Chairman, John J. Healy and Orville R. Harrold, exercises the authority of the Board of Directors when formal Board action is required between meetings, subject to the limitations imposed by law, the By-laws or the Board of Directors. The Executive Committee acts on routine matters such as authorizing the execution of government contracts for reimbursement for Company work on highway projects adjacent to the railroad and grade crossing rehabilitation.

     The Stock Option & Compensation Committee, currently comprised of John H. Cronin, Chairman, Richard W. Anderson and Charles M. McCollam, Jr., is responsible for establishing the amount of option shares to be granted to the Company's employees under the Stock Option Plan and for making recommendations to the full Board concerning executive officer compensation.

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, all of whom are independent as defined by the American Stock Exchange listing standards. The Audit Committee operates under a written charter first adopted and approved by the Board of Directors on April 26, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The Board of Directors held four meetings, the Audit Committee held six meetings, the Stock Option & Compensation Committee held one meeting and the Executive Committee held eight meetings during the fiscal year ended December 31, 2000.

Audit Committee Report

     Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company's management and independent accountants regarding, the scope of the audit plan, the results of the audit, the Company's financial statement disclosure documents, the adequacy and effectiveness of the Company's accounting and financial controls and changes in accounting principles.

     In connection with these responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management and the Company's independent accountants, Deloitte & Touche LLP. The Audit Committee also discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Deloitte & Touche LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed this information with Deloitte & Touche LLP and also considered the compatibility of non-audit services provided by Deloitte & Touche LLP with its independence. Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, to be filed with the SEC.

Audit Committee:

J. Joseph Garrahy, Chairman
Frank W. Barrett
Merrill W. Sherman

Compensation of Directors

     During the fiscal year ended December 31, 2000, each director who was not an employee of the Company received a base fee of $500 for each attended meeting of the Board of Directors plus $50 per attended meeting for each year of service as a director, and each member of the Audit Committee and the Stock Option & Compensation Committee received $300 for each attended meeting of the committee (other than the Chairman of the Committee, who received $350).

     During the month of January of each year, directors of the Company who were serving as such on the preceding December 31 and are not full time employees of the Company are granted options for the purchase of 100 shares of the Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company. The exercise price is the last sale price of the Common Stock on the last business day of the preceding year, and the term of each option is ten years (subject to earlier termination if the grantee ceases to serve as a director), provided, however, that no option is exercisable within six months following the date of grant.


                           Summary Compensation Table

     The following table summarizes the compensation paid or accrued by the Company during the three year period ended December 31, 2000, to its Chief Executive Officer and each of its executive officers who earned more than $100,000 in salary and bonus in 2000, for services rendered in all capacities to the Company during 2000.

                                                              Long-Term
                                  Annual Compensation         Compensation
                                  -------------------         ------------
                                                              Securities
                                                              Underlying    All
                                                    Other     Options to   Other
                                                    Annual    Purchase   Compen-
                                   Salary          Compen-    Common      sation
Name and Principal Position  Year  ($)(a) Bonus($) sation($)  Stock       ($)(b)
---------------------------- ----  ------ ------   --------  ------------ ------

Robert H. Eder.............. 2000  325,621     0    35,337(c)      0      47,302
 Chairman of the Board and   1999  307,403  17,500  23,653(c)      0      48,024
   Chief Executive Officer   1998  286,210     0    31,216(c)      0      48,696

Orville R. Harrold.......... 2000  279,077     0        0        1,178    39,242
 President and Chief         1999  262,181     0        0        1,087    42,726
   Operating Officer         1998  240,382  20,000               1,011    43,940

P. Scott Conti.............. 2000  105,546     0        0         232      7,916
 Vice President Engineering  1999   99,072     0        0         147      8,068
                             1998   80,425     0        0         132      6,468

Robert J. Easton............ 2000  133,304     0        0         301      9,998
 Treasurer                   1999  130,858     0        0         346     10,469
                             1998  126,038  16,000                310     11,412


(a) Includes amounts taxable to employees for personal use of Company-owned vehicles, other than Mr. Eder, who does not have personal use of a Company-owned vehicle.

(b) Includes amounts paid directly to the retirement accounts of management staff under the Company's simplified employee pension plan, and, in the case of Robert H. Eder and Orville R. Harrold, includes for 2000 premiums paid for life insurance coverage in the amounts of $34,552 and $26,492, respectively.

(c)  Includes the cost of a vehicle for Mr. Eder.

EXECUTIVE COMPENSATION

     Report on Executive Compensation

     The Stock Option & Compensation Committee of the Board (the "Committee") is composed entirely of independent, non-employee directors. From time to time Mr. Harrold meets with the Committee to review the compensation program and make recommendations for executive officers reporting to him. The Committee is charged with the broad responsibility of seeing that executive officers are effectively compensated in a manner which is internally equitable and externally competitive.

     Executive Compensation Philosophy. The Company's executive compensation philosophy seeks to link executive officer compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. The overall objectives of the program are to attract and retain highly qualified individuals in key executive positions, to motivate executives to achieve goals inherent in the Company's business strategy, and to link executives' and shareholders' interests. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable railroad companies.

     Base Salary. Base salaries for executive officers are substantially dependent upon the base salaries paid for comparable positions at similar companies, the responsibilities of the position held, and the experience level of the particular executive officer. The Committee sets the base salary for executive officers by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives.

     Bonus. All bonuses for executive officers are determined at the discretion of the Committee, taking into consideration the Company's objectives and profitability.

     Stock Options. Total compensation at the executive level also includes long-term incentives afforded by stock options granted under the 1993 Non-Qualified Stock Option Plan ("Plan"). The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain long-term stock ownership positions in the Company's Common Stock. Annual grants of stock options are made in accordance with the terms of the Plan. Options are granted at fair market value and have ten year vesting schedules to encourage executives to continue in the employ of the Company.

     Simplified Employee Pension Plan ("SEPP"). Total compensation at the executive level also includes a contribution by the Company on behalf of each "eligible employee", as defined under the 1979 SEPP, as amended, of an amount not to exceed 12% of said employee's "eligible compensation" for the preceding year ending December 31. "Eligible compensation", as defined under the SEPP, means all taxable compensation of an "eligible employee" paid by the Company in any calendar year, excluding any contribution made by the Company under the SEPP, provided, however, that "eligible compensation" shall be limited to no more than $150,000, or such amount as permitted under Section 401(a)(17) of the Internal Revenue Code. Such contribution is made directly to an individual retirement account or individual retirement annuity as determined by the "eligible employee".

     Compensation of Chief Executive Officer. Mr. Eder is eligible to participate in the same executive compensation plans available to other senior executives other than the Company's Non-Qualified Stock Option Plan. Effective in July 1999, his base salary was increased from $289,605 to $314,605 representing an 8.6% increase deemed consistent with salary levels among executives in comparable positions within the railroad industry. Other than periodic cost of living adjustments provided to all Company employees, Mr. Eder had not received an increase in his base salary since 1995. Mr. Eder received a bonus in October 1999 in the amount of $17,500 in recognition of Mr. Eder's efforts in successfully undertaking the Company's two stock offerings in 1999.

     Conclusion. The Committee believes that the compensation program for executive officers is competitive and that the program effectively ties executive compensation to the Company's performance and resultant stock price performance.

                      Option/SAR Grants in Last Fiscal Year

     The following table contains information concerning the grant of stock options under the Company's Non-Qualified Stock Option Plan to the Named Executive Officers during the Company's last fiscal year. The Company does not issue stock appreciation rights.

                                    % of Total
                        Number of    Options
                        Securities   Granted To
                        Underlying   Employees                        Grant Date
                         Options     In Fiscal   Exercise  Expiration    Present
     Name              Granted(a)     2000       Price($)     Date   Value($)(b)
    ------             ----------   ---------     ------    -------- -----------

Robert H. Eder(c)....       0            0            0          0            0

Orville R. Harrold...     1,178         16.8       8.00     01/03/10    4,947.60

P. Scott Conti.......       232          3.3       8.00     01/03/10      974.40

Robert J. Easton.....       301          4.3       8.00     01/03/10    1,264.20

(a) All options were granted on January 3, 2000 and became exercisable on July 3, 2000.

(b) Amounts represent fair value of options and were estimated as of the date of grant using Black-Scholes options - pricing model with the following weighted average assumptions: expected volatility of 55%; expected life 7 years; and risk free interest rate of 6.3%. Dividends at the rate of 2.09% per share were assumed for purposes of this estimate.

(c) Under the terms of the Company's Non-Qualified Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.


               Aggregated Option/SAR Exercises In Last Fiscal Year
                        And Fiscal Year End Option Values

     The following table sets forth individual exercises of stock options during 2000 and the year-end values of options to purchase Common Stock held by the Named Executive Officers as of December 31, 2000.

                                      Number of Securities
                                   Underlying Unexercised   Value of Unexercised
                                              Options at         In-the-Money at
                                         December 31, 2000  December 31, 2000(b)
                                         -----------------  --------------------
                       Shares
                      Acquired on     Value      Exercisable/       Exercisable/
             Name     Exercise   Realized($)(a) Unexercisable   Unexercisable($)
             ----    ----------- -------------- -------------   ----------------

Robert H. Eder.......     0             0             0/0                 0/0

Orville R. Harrold...     0             0         3,060/0                 0/0

P. Scott Conti.......     0             0           511/0                 0/0

Robert J. Easton.....     0             0         1,614/0                25/0

(a) Based on the last sale price of the Common Stock on the date of exercise minus the exercise price.

(b) Based on the difference between the exercise price of each grant and the closing price of the Company's Common Stock on the AMEX on December 31, 2000, which was $7.125.

                                Performance Graph


Prepared by Burnham  Securities  Inc.  for  Providence  and  Worcester  Railroad
Company.


                         5-Year Cumulative Total Return
                   Providence and Worcester Railroad Company,
                   S&P Railroad Index and S&P Industrial Index

                               [GRAPHIC OMITTED]

                         Fiscal Years Ended December 31
--------------------- --------- ---------- --------- --------- --------- -------
                      1995      1996       1997      1998      1999      2000
--------------------- --------- ---------- --------- --------- --------- -------
--------------------- --------- ---------- --------- --------- --------- -------
PWX                   100       114.5      267.3     181.8     116.4     103.6
S&P Railroads         100       116.3      128.1     115.9      95.4     100.3
S & P Industrials     100       120.6      155.5     205.1     255.4     211.9
--------------------- --------- ---------- --------- --------- --------- -------



The S&P Industrial Index is calculated using 377 industrial companies in the S&P
500. The index assumes dividends are reinvested. The S&P Railroad Index includes 4 railroad operating companies in the S&P 500, also assuming dividends are reinvested. Total returns assume $100 invested on January 1, 1995 with reinvestment of dividends.

The Board of Directors recognizes that the market price of stock is influenced by many factors, only one of which is issuer performance. The Company's stock price may also be influenced by market perception, economic conditions and government regulation. The stock price performance shown in the graph is not necessarily an indicator of future price performance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table set forth below reflects the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company's knowledge, were on March 2, 2001 the beneficial owners of more than five percent of the Company's outstanding Common Stock, $.50 par value, or Preferred Stock, $50 par value. Each share of the Company's outstanding Preferred Stock is convertible at any time, at the option of the holder, into one hundred shares of Common Stock of the Company. The footnote to the table below sets forth the percentages of the outstanding Common Stock which would be held by the indicated owners if such owners' Preferred Stock were converted in whole into Common Stock.

Name and Address                      Number of Shares Owned           of Class
----------------                      ----------------------           --------

Robert H. and Linda Eder                   842,742 (Common)            19.4%(a)
2441 S.E. Bahia Way                        500 (Preferred)             77.5%
Stuart, Florida 34996

Steinberg Asset Management Company, Inc.   488,100 (Common)            11.2%
Michael A. Steinberg & Company, Inc.
Michael A. Steinberg
12 East 49th Street
New York, New York  10017

Keeley Asset Management Corp.              223,545 (Common)             5.1%
Kamco Performance Limited Partnership
Kamco Limited Partnership No. 1
401 South LaSalle Street
Chicago, Illinios  60605

     (a) Assuming no conversion of Preferred Stock. If their Preferred Stock were converted in whole to Common Stock, Mr. and Mrs. Eder would own 20.2% of the outstanding Common Stock.

     Of the shares owned by Mr. and Mrs. Eder, 768,162 shares of Common Stock and 500 shares of Preferred Stock were held directly by Mr. Eder, and 74,580 shares of Common Stock were held directly by Mrs. Eder. By reason of their ownership, Mr. and Mrs. Eder may be deemed to be "control persons" with respect to the Company.

     The following table reflects, as of March 2, 2001, the beneficial ownership of the Common Stock of the Company by directors, nominees for directors and officers of the Company.

Name                                                       Number     Percentage
----                                                       ------     ----------

Richard W. Anderson(a) ...........................       200,910           4.6%
Frank W. Barrett(b)...............................         1,000             *
P. Scott Conti(c).................................         2,088             *
John H. Cronin(d).................................         1,990             *
Robert J. Easton(e) ..............................         3,503             *
Robert H. Eder(f).................................       892,742          20.2%
J. Joseph Garrahy(g)..............................           750             *
Orville R. Harrold(h).............................        29,596             *
John J. Healy(i)..................................         1,350             *
Charles M. McCollam, Jr.(j).......................           880             *
Merrill W. Sherman(k).............................           600             *
All executive officers and directors as a group
   (12 people)(l).................................     1,135,578          25.7%

 *   Less than one percent

(a) Includes 200,000 shares of common stock held by Massachusetts Capital Resource Company of which Mr. Anderson disclaims beneficial ownership. Mr. Anderson is Senior Vice President of Massachusetts Capital Resource Company. Also includes 210 shares of Common Stock issuable under stock options exercisable within 60 days.
(b) Includes 500 shares of Common Stock issuable under stock options exercisable within 60 days.
(c) Includes 511 shares of Common Stock issuable under stock options exercisable within 60 days.
(d) Includes 660 shares of Common Stock issuable under stock options exercisable within 60 days.
(e) Includes 118 shares of Common Stock held by Mr. Easton's wife in her name and 1,614 shares of Common Stock issuable under stock options exercisable within 60 days.
(f) Mr. Eder's business address is 75 Hammond Street, Worcester, Massachusetts 01610. Includes 74,580 shares of Common Stock owned by Mr. Eder's wife and assumes the conversion of the 500 shares of Preferred Stock owned by Mr. Eder.
(g) Includes 480 shares of Common Stock issuable under stock options exercisable within 60 days.
(h) Includes (i) 1,700 shares of Common Stock held by Mr. Harrold's wife, (ii) 2,600 shares of Common Stock held by a custodian in an individual retirement account for the benefit of Mr. Harrold and (iii) 3,060 shares of Common Stock issuable under stock options exercisable within 60 days.
(i) Includes 1,050 shares of Common Stock issuable under stock options exercisable within 60 days.
(j) Includes 230 shares of Common Stock issuable under stock options exercisable within 60 days.
(k) Includes 100 shares of Common Stock issuable under stock options exercisable within 60 days.
(l) Includes 50,000 shares of Common Stock issuable upon conversion of Preferred Stock and 8,415 shares of Common Stock issuable under stock options exercisable within 60 days.

      COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during 2000 its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.



                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee composed of independent non-employee directors, has appointed Deloitte & Touche LLP, who acted as independent auditors of the accounts of the Company for 2000, as independent auditors of the accounts of the Company for the year 2001, subject to ratification by the holders of Common Stock and Preferred Stock of the Company, voting as separate classes. The shareholders will be asked to ratify the appointment. The Company has recently been advised by Deloitte & Touche LLP that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past four years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if he/she so desires, and that such representative will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of interim financial statements included in the Company's Quarterly Reports on Form 10-Q for such year were $106,528 (including estimated fees for the 2000 audit of $94,000).

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP rendered no professional services to the Company during 2000 for financial information systems design and implementation.

All Other Fees

     The aggregate fees billed by Deloitte & Touche LLP for non-audit services rendered during 2000 were $18,638. These services were principally for audits of the Company's employee retirement plans and review of its federal and state income and franchise tax returns. The Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte & Touche LLP's independence.

     The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

                              SHAREHOLDER PROPOSAL

     An investor group has notified the Company that it intends to propose the following resolution at the 2001 annual meeting of shareholders (the names and addresses of, and the number of shares held by, each of the proponents can be obtained upon request from the Company's Corporate Secretary):

     "An investor group consisting of Thomas V G Brown, David Nathanson et al. proposes the Providence and Worcester Railroad Company (PWX) seek an immediate sale of the Company or pursue other options to increase shareholder value."


Proponent's Statement of Support

     No statement in support of the proposal was submitted.


Board of Directors' Statement AGAINST the Shareholder Proposal

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

     The Board of Directors opposes this proposal because the proposal is improper under state law and contrary to the best interests of the Company and its shareholders.

     The Company's outside legal counsel has informed the Board of Directors that this proposal is inconsistent with the respective rights and powers granted to boards of directors and shareholders under Rhode Island law. Rhode Island law places the authority for deciding whether, when and how to sell a corporation with the corporation's board of directors. Therefore, this proposal's directive to "seek an immediate sale of the Company" is not a proper subject for action by shareholders under Rhode Island law.

     Even if the proposal was fashioned as a request as opposed to a mandate, the Board of Directors would nonetheless recommend a vote against the proposal. The Board of Directors appreciates the proposal's appeal to increase shareholder value. Indeed, the Board of Directors is committed to this goal and together with management has undertaken numerous initiatives as detailed in the Company's Annual Report that it believes will produce increased value over time. The Board of Directors continually weighs various options to increase shareholder value. Although it has no legal obligation to consider the proposal of the investor group described herein, the Board of Directors has concluded that the sale of the Company at this time would not maximize shareholder value, and, accordingly, would not be in the shareholders' best interest. Accordingly, the Board of Directors recommends that the shareholders vote AGAINST this proposal.


                        PROPOSALS FOR 2002 ANNUAL MEETING

     The 2002 annual meeting of the shareholders of the Company is scheduled to be held April 24, 2002. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 23, 2001.

                                  OTHER MATTERS

     No business other than that described above and/or set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

                                     By Order of the Board of Directors

                                     MARY A. TANONA
                                     Secretary and General Counsel
                                     PROVIDENCE AND WORCESTER RAILROAD COMPANY


Dated:  March 23, 2001

                                                                Appendix A
                    Providence and Worcester Railroad Company
                             Audit Committee Charter


PURPOSE
-------

     The primary function of the Providence and Worcester Railroad Company (hereinafter "Company") Audit Committee is to assist, and to report to, the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Company to its stockholders and the general public; the Company's systems of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting process. The Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

2.   Recommend  for  selection,   evaluate,   and  where  appropriate  recommend
     replacement of the external auditors, who are accountable to the Audit Committee and the Board of Directors, and oversee their independence.

3. Provide an open avenue of communication among the external auditors, financial and senior management, and the Board of Directors.

ORGANIZATION
------------

     The Audit Committee shall be comprised of at least three directors as determined by the Board of Directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his/her independent judgment as a member of the Committee. All members shall be able, or shall become able within a reasonable period of time after appointment to the Audit Committee, to read and understand financial statements, including balance sheets, income statements, and cash flow statements. At least one member of the Committee shall, by reason of experience and background, demonstrate a reasonably high level of financial sophistication including without limitation, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES AND DUTIES
---------------------------

1. Meet with the external auditors and financial management to review the scope of the audit for the current year and the audit procedures to be utilized. At the conclusion of the audit year, review the results of the audit, including any comments or recommendations of the external auditors.

2. Appraise with the external auditors and management the adequacy and effectiveness of the accounting and financial controls of the Company and the appropriateness of the Company's accounting principles. Elicit any recommendations for the improvement of such internal controls and/or accounting principles.

3. Prior to the release of the Company's Annual Report to the shareholders and the public, review the financial statements contained therein with management and the external auditors to determine that the disclosures and content of the financial statements are satisfactory. In addition, any changes in accounting principles should be discussed.

4. Discuss with the external auditors and management, via telephone if appropriate, the quarterly financial statements of the Company before the results are released to the shareholders and the public.

5. Inquire of management (including the General Counsel), and the external auditor, about significant risks or exposures that could financially impact the Company and assess the steps management has taken to minimize such risks.

6. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

7. Submit the minutes of all meetings of the Committee to, or discuss the matters communicated at each meeting with, the full Board of Directors.

8. On an annual basis, request and receive from the external auditors a formal written statement delineating all relationships between the external auditors and the Company.

ADOPTION AND EFFECTIVE DATE
---------------------------

     This Audit Committee Charter was adopted by vote of the Board of Directors of the Providence and Worcester Railroad Company on April 26, 2000 and became effective immediately.

ANNUAL REVIEW
-------------

     Once a year on or about the twelfth month following the adoption of the Audit Committee Charter, the members of the Audit Committee shall review the terms and scope of the Audit Committee Charter to determine the adequacy of the Charter. Such review and any recommendations which follow thereafter shall be reflected in the minutes of the meeting of the Audit Committee during which such review was undertaken.

                                      PROXY

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                 Annual Meeting of Shareholders - April 25, 2001

           This Proxy is Solicited on Behalf of the Board of Directors





      The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder, Orville R. Harrold and Robert J. Easton, attorneys each with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Preferred Stock of Providence and Worcester Railroad Company held of record by the undersigned on March 2, 2001 at the annual meeting of shareholders to be held on April 25, 2001 in Worcester, Massachusetts, and at any adjournments thereof, as follows:








-------------                                                  -------------
SEE REVERSE                                                    SEE REVERSE
      SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-------------                                                  -------------

X Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2 and against Proposal 3.

                                                          FOR  AGAINST   ABSTAIN
                                                         -----   -----    ------

1. ELECTION OF DIRECTORS:                       2. PROPOSAL TO RATIFY THE
   Nominees: (01) O. Harrold, (02) F. Barrett,     APPOINTMENT OF DELOITTE &
             (03) J. Cronin, (04) J. Garrahy,      TOUCHE LLP as independent
             (05) J. Healy, (06) C. McCollam,Jr.   auditors of the Company for
                                                   2001.
                FOR            WITHHELD
                --------       -------
                                                          FOR  AGAINST   ABSTAIN
                                                         -----   -----    ------

                                                3. Shareholder Proposal RELATING
                                                   TO SALE OF THE COMPANY

                                                   In their discretion, upon
                                                   such other matters as may
                                                   properly come before the
                                                   meeting.
   ______________________________________
   To withhold authority to vote for any
   individual nominee(s), write the name of such nominee(s) in the space provided above.
                                                   MARK HERE FOR ADDRESS CHANGE
                                                   AND NOTE AT LEFT

                    PLEASE DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

                    (Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please, or in a corporate capacity, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. In case of joint tenants or multiple owners, each party must sign.)

Signature:               Date:       Signature:                 Date:
           ------------       ------            ---------------      ----------

                                      PROXY

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                 Annual Meeting of Shareholders - April 25, 2001

           This Proxy is Solicited on Behalf of the Board of Directors





      The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Robert H. Eder, Orville R. Harrold and Robert J. Easton, attorneys each with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Common Stock of Providence and Worcester Railroad Company held of record by the undersigned on March 2, 2001 at the annual meeting of shareholders to be held on April 25, 2001 in Worcester, Massachusetts, and at any adjournments thereof, as follows:






-------------                                                  -------------
SEE REVERSE                                                    SEE REVERSE
      SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-------------                                                  -------------

X Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2 and against Proposal 3.

                                                          FOR  AGAINST   ABSTAIN
                                                         -----   -----    ------

1. ELECTION OF DIRECTORS:                       2. PROPOSAL TO RATIFY THE
   Nominees:(01) Richard Anderson (2) Robert       APPOINTMENT OF DELOITTE &
                 Eder (03) Merrill Sherman         TOUCHE LLP as independent
                                                   auditors of the Company for
                                                   2001.
                FOR            WITHHELD
                --------       -------
                                                          FOR  AGAINST   ABSTAIN
                                                         -----   -----    ------

                                                3. Shareholder Proposal RELATING
                                                   TO SALE OF THE COMPANY

                                                   In their discretion, upon
                                                   such other matters as may
                                                   properly come before the
                                                   meeting.
   ______________________________________
   To withhold authority to vote for any
   individual nominee(s), write the name of such nominee(s) in the space provided above.

                                                   MARK HERE FOR ADDRESS CHANGE
                                                   AND NOTE AT LEFT

                    PLEASE DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

                    (Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please, or in a corporate capacity, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. In case of joint tenants or multiple owners, each party must sign.)

Signature:               Date:       Signature:                 Date:
           ------------       ------            ---------------      ----------